Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2025 RESULTS

Q2 revenue and operating margin above the high end of guidance

Achieved record high GAAP and non-GAAP gross margin

Positive contribution margin in each business unit

Completed acquisition of Exium to add security to NFB offering

Vast Majority of NETGEAR products continue to remain exempt from tariffs

SAN JOSE, California – July 30, 2025 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the second quarter ended June 29, 2025.

Q2 2025

•
Net revenue of $170.5 million, up 18.5% from Q2 prior year
•
GAAP gross margin of 37.5%, up 1,540 basis points from 22.1% in Q2 prior year

Non-GAAP gross margin of 37.8%, up 1,540 basis points from 22.4% in Q2 prior year

•
GAAP operating income of $(9.5) million compared to $(46.9) million from Q2 prior year

Non-GAAP operating income of $(1.2) million compared to $(31.1) million from Q2 prior year

•
GAAP EPS of $(0.22) compared to $(1.56) from Q2 prior year

Non-GAAP EPS of $0.06 compared to $(0.74) from Q2 prior year

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “In Q2 we once again delivered revenue and operating margin above the high end of our guidance, in addition to generating record gross margin. The transformation of our three business units continues to accelerate thanks to the proactive and strategic investments we’ve made, and we are thrilled with the strong execution by our global team this quarter. We completed our restructuring in Q1 to further streamline our operating costs and strategically reinvest in the business. The new products we’ve launched as part of our growth strategy are clearly generating significant improvements across both the top and bottom line. Despite a supply constrained environment, we delivered an over 500 basis point year over year increase in contribution margin across each business unit and saw strong demand for our leading products such as our ProAV and Wifi 7 connectivity solutions, all of which resulted in positive non-GAAP EPS in Q2. This momentum positions us well for further growth and profitability expansion as we continue to deliver on our transformation.”

Bryan Murray, Chief Financial Officer, added, “We delivered another excellent quarter and, enabled by the improved linearity across NETGEAR’s three business units, DSOs reached their lowest levels in nearly eight years at 77 days. We exited the quarter with nearly $364 million in cash and short-term investments, down $28.5 million from the prior quarter due largely to the Exium acquisition and approximately $7.5 million of common stock repurchases. The team remains focused on maximizing long-term shareholder value and we are utilizing the annual operating expense savings unlocked by the Q1 restructuring for strategic reinvestment into the business. As we make progress in growing our best-in-class portfolio of products and services, the trajectory of NETGEAR’s top and bottom-line expansion remains steady, underscoring our confidence in the robust competitive advantage held by our business units and the potential for renewed growth and improved profitability moving forward.”

NETGEAR For Business (NFB) Segment Results

•
Revenue was $82.6 million, up 38.0% year over year
•
Non-GAAP gross margin was 46.7%, up 1,300 basis points year over year
•
Non-GAAP contribution margin was 19.3%, up 1,590 basis points year over year

Mr. Prober continued, “NFB again had a great quarter, led by our highly sought after and differentiated ProAV solutions which saw sell-through grow double digits year over year across all three geographies. Although we entered the quarter once again limited by supply constraints, we saw better than expected top line performance thanks to the excellent operational execution of our team. Given ongoing strong demand and limited supply we are carrying a significant backlog into Q3. We also made progress in our go-to-market initiatives, grew our total AV Manufacturing partnership count to approximately 460 and launched our AV Professional Services group to provide customers with expert engineering support during mission-critical deployments — further extending our solutions-based differentiation in the AV-over-IP market. It’s clear that the investments we’ve made in NFB are beginning to drive additional growth and profitability and we expect this trajectory to remain solid as we move through 2025 and beyond. We also completed the acquisition of Exium in Q2 and are excited about the growth potential associated with their SASE platform, especially as we integrate this into our cloud management service, Insight, so that we can deliver a fully integrated networking and cloud security solution purpose-built for small and mid-sized enterprises.”

Home Networking Segment Results

•
Revenue was $67.5 million, up 13.1% year over year
•
Non-GAAP gross margin was 29.5%, up 1,800 basis points year over year
•
Non-GAAP contribution margin was 4.7%, up 2,590 basis points year over year

Mr. Prober continued, “In the Home Networking segment, revenue and profitability came in ahead of expectations, led by a more favorable product mix as we benefited from our broadening product portfolio, along with an improved operational footprint and progress in selling through older inventory. The team did a great job delivering in Q2 to set us up for a successful Prime Day this year. With the latest Orbi 370 offering launched yesterday as NETGEAR’s most affordable WiFi 7 mesh system to date, we continue to demonstrate our focus on streamlined execution of our ‘good-better-best’ product strategy. Most importantly, we are pleased to welcome Jonathan Oakes to lead the business and look forward to seeing his progress in expanding our reach across an even greater portion of the market while positioning NETGEAR for additional expansion.”

Mobile Segment Results

•
Revenue was $20.4 million, down 16.1% year over year
•
Non-GAAP gross margin was 29.1%, up 750 basis points year over year
•
Non-GAAP contribution margin was 0.7%, up 550 basis points year over year

Mr. Prober continued, “The strategy behind our Mobile business remains laser focused, with recent product introductions aligning to our good, better, best strategy and additional new products planned for later this year. Our relatively new Nighthawk M3 mobile 5G router is performing well, further reinforcing the strategy to participate with a broader product portfolio. While we expect to make progress in top and bottom-line expansion, this transition will take time to fully execute. We saw softer than expected service provider demand in Q2, which led to a slightly muted performance in the quarter. Encouragingly, in our retail channel, underlying demand for our mobile products led us to come in ahead of expectations in that part of the business. We continue to expect our strategy to drive our Mobile segment towards growth and sustained profitability as we enter 2026.”

Business Outlook

We expect to continue to see more predictable performance that is aligned with the market for all of our businesses. Within NFB, end user demand for our ProAV line of managed switches is expected to remain strong, and, although we expect to continue to make improvements in our supply position, we continue to face lengthy lead times for supply, which may limit our ability to capture the full topline potential of this growing business. On the Home Networking side, we are seeing signs of the benefit of our broader product portfolio to address the market. On the Mobile side, we expect revenue to be in line with Q2 as we await our new product introductions to round out the portfolio later in the year. Accordingly, we expect third quarter net revenue to be in the range of $165 million to $180 million. In the third quarter we expect to further ramp our planned investments, with continued focus on insourcing software development capabilities and enhancing our go to market capabilities supporting our NFB business, accordingly we expect our third quarter GAAP operating margin to be in the range of (11.0)% to (8.0)%, and non-GAAP operating margin to be in the range of (5.5)% to (2.5)%. Our GAAP tax expense is expected to be in the range of $0.8 million to $1.8 million, and our non-GAAP tax expense is expected to be in the range of $(0.5) million to $0.5 million for the third quarter of 2025.

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	September 28, 2025
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(11.0)% - (8.0)%	$0.8 - $1.8
Estimated adjustments for[1]:
Stock-based compensation expense	5.4%	-
Amortization of intangible assets	0.1%	-
Non-GAAP tax adjustments	-	(1.3)
Non-GAAP	(5.5)% - (2.5)%	$(0.5) - $0.5

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2025 today, Wednesday, July 30, 2025 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of organizations of all sizes. NETGEAR’s Home Networking products deliver advanced connectivity, powerful performance, and enhanced security features right out of the box, designed to keep families safe online at home. NETGEAR’s Mobile products provide high-performance 4G/5G products, including WiFi 7 and WiFi 6/6E-enabled mobile hotspots and routers, designed to meet the growing demand for high-speed and reliable internet connectivity on the go. More information is available from the NETGEAR Press Room or by calling (408) 907-8000. Connect with NETGEAR: Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2025 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; expectations regarding more predictable performance that is aligned to the market; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors" in NETGEAR’s annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on February 14, 2025. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, acquisition related expenses, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: acquisition related expenses, restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 29, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$241,020	$286,444
Short-term investments	122,452	122,246
Accounts receivable, net	144,871	156,210
Inventories	157,305	162,539
Prepaid expenses and other current assets	33,018	30,590
Total current assets	698,666	758,029
Property and equipment, net	13,677	11,288
Operating lease right-of-use assets	23,164	28,047
Intangible assets, net	4,360	—
Goodwill	45,790	36,279
Other non-current assets	17,893	16,587
Total assets	$803,550	$850,230

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,904	$58,481
Accrued employee compensation	27,228	23,290
Other accrued liabilities	127,364	148,078
Deferred revenue	28,881	30,261
Income taxes payable	764	9,973
Total current liabilities	243,141	270,083
Non-current income taxes payable	8,348	7,583
Non-current operating lease liabilities	16,305	19,796
Other non-current liabilities	12,598	11,702
Total liabilities	280,392	309,164
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	1,017,438	997,912
Accumulated other comprehensive income (loss)	(34)	241
Accumulated deficit	(494,275)	(457,116)
Total stockholders’ equity	523,158	541,066
Total liabilities and stockholders’ equity	$803,550	$850,230

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

Net revenue	$170,532	$162,060	$143,900	$332,592	$308,486
Cost of revenue	106,554	105,734	112,077	212,288	228,426
Gross profit	63,978	56,326	31,823	120,304	80,060
Gross margin	37.5%	34.8%	22.1%	36.2%	26.0%
Operating expenses:
Research and development	20,845	18,309	19,851	39,154	40,078
Sales and marketing	31,053	28,041	29,757	59,094	60,286
General and administrative	20,683	18,070	19,186	38,753	37,253
Litigation reserves, net	75	(37)	8,200	38	8,230
Restructuring and other charges	862	4,742	1,688	5,604	2,720
Total operating expenses	73,518	69,125	78,682	142,643	148,567
Loss from operations	(9,540)	(12,799)	(46,859)	(22,339)	(68,507)
Operating margin	(5.6)%	(7.9)%	(32.6)%	(6.7)%	(22.2)%
Other income, net	3,976	8,171	2,713	12,147	5,563
Loss before income taxes	(5,564)	(4,628)	(44,146)	(10,192)	(62,944)
Provision for income taxes	864	1,406	1,029	2,270	881
Net loss	$(6,428)	$(6,034)	$(45,175)	$(12,462)	$(63,825)

Net loss per share
Basic	$(0.22)	$(0.21)	$(1.56)	$(0.43)	$(2.19)
Diluted	$(0.22)	$(0.21)	$(1.56)	$(0.43)	$(2.19)

Weighted average shares used to compute net loss per share:
Basic	28,911	28,717	28,883	28,815	29,136
Diluted	28,911	28,717	28,883	28,815	29,136

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 29, 2025	June 30, 2024

Cash flows from operating activities:
Net loss	$(12,462)	$(63,825)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,291	3,048
Stock-based compensation	12,171	10,432
Gain on investments, net	(995)	(1,985)
Deferred income taxes	(99)	542
Provision for excess and obsolete inventory	2,179	2,954
Changes in assets and liabilities:
Accounts receivable, net	11,339	37,991
Inventories	3,055	56,961
Prepaid expenses and other assets	(2,166)	3,866
Accounts payable	273	(6,620)
Accrued employee compensation	3,939	2,680
Other accrued liabilities	(19,802)	(7,641)
Deferred revenue	(1,583)	2,222
Income taxes payable	(9,660)	(4,990)
Net cash provided by (used in) operating activities	(10,520)	35,635
Cash flows from investing activities:
Purchases of short-term investments	(59,683)	(67,998)
Proceeds from maturities of short-term investments	60,000	60,000
Purchases of property and equipment	(4,927)	(4,817)
Purchases of long-term investments	(105)	(90)
Payments made in connection with business acquisitions, net of cash acquired	(12,185)	—
Net cash used in investing activities	(16,900)	(12,905)
Cash flows from financing activities:
Repurchases of common stock	(15,662)	(21,444)
Restricted stock unit withholdings	(9,697)	(2,885)
Proceeds from exercise of stock options	5,266	—
Proceeds from issuance of common stock under employee stock purchase plan	2,089	1,986
Net cash used in financing activities	(18,004)	(22,343)
Net increase (decrease) in cash and cash equivalents	(45,424)	387
Cash and cash equivalents, at beginning of period	286,444	176,717
Cash and cash equivalents, at end of period	$241,020	$177,104

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

GAAP gross profit	$63,978	$56,326	$31,823	$120,304	$80,060
GAAP gross margin	37.5%	34.8%	22.1%	36.2%	26.0%
Stock-based compensation expense	456	422	413	878	778
Non-GAAP gross profit	$64,434	$56,748	$32,236	$121,182	$80,838
Non-GAAP gross margin	37.8%	35.0%	22.4%	36.4%	26.2%

GAAP research and development	$20,845	$18,309	$19,851	$39,154	$40,078
Stock-based compensation expense	(1,000)	(592)	(844)	(1,592)	(1,542)
Non-GAAP research and development	$19,845	$17,717	$19,007	$37,562	$38,536

GAAP sales and marketing	$31,053	$28,041	$29,757	$59,094	$60,286
Stock-based compensation expense	(1,816)	(1,313)	(1,235)	(3,129)	(2,472)
Non-GAAP sales and marketing	$29,237	$26,728	$28,522	$55,965	$57,814

GAAP general and administrative	$20,683	$18,070	$19,186	$38,753	$37,253
Stock-based compensation expense	(3,403)	(3,169)	(3,396)	(6,572)	(5,640)
Acquisition related expenses	(705)	—	—	(705)	—
Non-GAAP general and administrative	$16,575	$14,901	$15,790	$31,476	$31,613

GAAP total operating expenses	$73,518	$69,125	$78,682	$142,643	$148,567
Stock-based compensation expense	(6,219)	(5,074)	(5,475)	(11,293)	(9,654)
Acquisition related expenses	(705)	—	—	(705)	—
Restructuring and other charges	(862)	(4,742)	(1,688)	(5,604)	(2,720)
Litigation reserves, net	(75)	37	(8,200)	(38)	(8,230)
Non-GAAP total operating expenses	$65,657	$59,346	$63,319	$125,003	$127,963

GAAP operating loss	$(9,540)	$(12,799)	$(46,859)	$(22,339)	$(68,507)
GAAP operating margin	(5.6)%	(7.9)%	(32.6)%	(6.7)%	(22.2)%
Stock-based compensation expense	6,675	5,496	5,888	12,171	10,432
Acquisition related expenses	705	—	—	705	—
Restructuring and other charges	862	4,742	1,688	5,604	2,720
Litigation reserves, net	75	(37)	8,200	38	8,230
Non-GAAP operating loss	$(1,223)	$(2,598)	$(31,083)	$(3,821)	$(47,125)
Non-GAAP operating margin	(0.7)%	(1.6)%	(21.6)%	(1.1)%	(15.3)%

GAAP other income, net	$3,976	$8,171	$2,713	$12,147	$5,563
Gain/loss on investments and others	(269)	(4,642)	(69)	(4,911)	32
Non-GAAP other income, net	$3,707	$3,529	$2,644	$7,236	$5,595

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024

GAAP net loss	$(6,428)	$(6,034)	$(45,175)	$(12,462)	$(63,825)
Stock-based compensation expense	6,675	5,496	5,888	12,171	10,432
Acquisition related expenses	705	—	—	705	—
Restructuring and other charges	862	4,742	1,688	5,604	2,720
Litigation reserves, net	75	(37)	8,200	38	8,230
Gain/loss on investments and others	(269)	(4,642)	(69)	(4,911)	32
Non-GAAP tax adjustments	61	936	8,025	997	12,613
Non-GAAP net income (loss)	$1,681	$461	$(21,443)	$2,142	$(29,798)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.22)	$(0.21)	$(1.56)	$(0.43)	$(2.19)
Stock-based compensation expense	0.22	0.18	0.20	0.40	0.36
Acquisition related expenses	0.02	—	—	0.02	—
Restructuring and other charges	0.03	0.16	0.06	0.18	0.09
Litigation reserves, net	—	—	0.28	—	0.28
Gain/loss on investments and others	(0.01)	(0.15)	—	(0.16)	—
Non-GAAP tax adjustments	0.02	0.04	0.28	0.06	0.44
Non-GAAP net income (loss) per diluted share [1]	$0.06	$0.02	$(0.74)	$0.07	$(1.02)

Shares used in computing GAAP net loss per diluted share	28,911	28,717	28,883	28,815	29,136
Shares used in computing non-GAAP net income (loss) per diluted share	30,424	30,253	28,883	30,456	29,136

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	June 29, 2025	March 30, 2025	December 31, 2024	September 29, 2024	June 30, 2024

Cash, cash equivalents and short-term investments	$363,472	$391,927	$408,690	$395,732	$294,339
Cash, cash equivalents and short-term investments per diluted share	$11.95	$12.95	$14.27	$13.48	$10.19

Accounts receivable, net	$144,871	$142,706	$156,210	$177,326	$147,069
Days sales outstanding (DSO)	77	78	80	88	93

Inventories	$157,305	$157,898	$162,539	$161,976	$188,936
Ending inventory turns	2.7	2.7	3.0	3.1	2.4

Weeks of channel inventory:
U.S. retail channel	12.0	10.1	9.7	9.5	9.5
U.S. distribution channel	3.8	2.4	3.3	2.4	2.8
EMEA distribution channel	4.7	4.4	4.8	5.3	5.2
APAC distribution channel	10.2	8.3	10.0	9.5	8.3

Deferred revenue (current and non-current)	$33,779	$35,198	$35,362	$35,068	$34,216

Headcount	707	636	655	638	622
Non-GAAP diluted shares	30,424	30,253	28,648	29,364	28,883

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 29, 2025		March 30, 2025		June 30, 2024		June 29, 2025		June 30, 2024

Americas	$116,279	68%	$107,761	66%	$95,503	66%	$224,040	67%	$205,431	67%
EMEA	34,375	20%	32,129	20%	27,355	19%	66,504	20%	58,542	19%
APAC	19,878	12%	22,170	14%	21,042	15%	42,048	13%	44,513	14%
Total	$170,532	100%	$162,060	100%	$143,900	100%	$332,592	100%	$308,486	100%

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	June 29, 2025	March 30, 2025	June 30, 2024	June 29, 2025	June 30, 2024
NETGEAR for Business	$238	$270	$202	$508	$445
Mobile	14,311	16,951	17,724	31,262	40,662
Home Networking	942	719	2,008	1,661	6,623
Total service provider net revenue	$15,491	$17,940	$19,934	$33,431	$47,730

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	June 29, 2025				March 30, 2025				June 30, 2024
(In thousands, except percentage data)	NETGEAR for Business	Mobile	Home Networking	Total	NETGEAR for Business	Mobile	Home Networking	Total	NETGEAR for Business	Mobile	Home Networking	Total
Net revenue	$82,621	$20,408	$67,503	$170,532	$79,191	$21,482	$61,387	$162,060	$59,867	$24,332	$59,701	$143,900
Cost of revenue	44,036	14,476	47,586	106,098	42,530	16,202	46,580	105,312	39,720	19,081	52,863	111,664
Gross profit	38,585	5,932	19,917	64,434	36,661	5,280	14,807	56,748	20,147	5,251	6,838	32,236
Gross margin	46.7%	29.1%	29.5%	37.8%	46.3%	24.6%	24.1%	35.0%	33.7%	21.6%	11.5%	22.4%
Operating expenses	22,623	5,799	16,763	45,185	19,026	5,023	16,529	40,578	18,086	6,418	19,465	43,969
Contribution income (loss)	15,962	133	3,154	19,249	17,635	257	(1,722)	16,170	2,061	(1,167)	(12,627)	(11,733)
Contribution margin	19.3%	0.7%	4.7%	11.3%	22.3%	1.2%	(2.8)%	10.0%	3.4%	(4.8)%	(21.2)%	(8.2)%
Corporate and unallocated costs				(20,472)				(18,768)				(19,350)
Stock-based compensation expense				(6,675)				(5,496)				(5,888)
Acquisition related expenses				(705)				—				—
Restructuring and other charges				(862)				(4,742)				(1,688)
Litigation reserves, net				(75)				37				(8,200)
Other income, net				3,976				8,171				2,713
Loss before income taxes				$(5,564)				$(4,628)				$(44,146)

	Six Months Ended
	June 29, 2025				June 30, 2024
(In thousands, except percentage data)	NETGEAR for Business	Mobile	Home Networking	Total	NETGEAR for Business	Mobile	Home Networking	Total
Net revenue	$161,812	$41,890	$128,890	$332,592	$128,490	$53,071	$126,925	$308,486
Cost of revenue	86,566	30,678	94,166	211,410	79,609	42,853	105,186	227,648
Gross profit	75,246	11,212	34,724	121,182	48,881	10,218	21,739	80,838
Gross margin	46.5%	26.8%	26.9%	36.4%	38.0%	19.3%	17.1%	26.2%
Operating expenses	41,649	10,822	33,292	85,763	36,916	12,366	39,525	88,807
Contribution income (loss)	33,597	390	1,432	35,419	11,965	(2,148)	(17,786)	(7,969)
Contribution margin	20.8%	0.9%	1.1%	10.6%	9.3%	(4.0)%	(14.0)%	(2.6)%
Corporate and unallocated costs				(39,240)				(39,156)
Stock-based compensation expense				(12,171)				(10,432)
Acquisition related expenses				(705)				—
Restructuring and other charges				(5,604)				(2,720)
Litigation reserves, net				(38)				(8,230)
Other income, net				12,147				5,563
Loss before income taxes				$(10,192)				$(62,944)